                                                                Exhibit 99.1

Contact:

Joseph P. O’Connell
Senior Vice President, Chief Financial Officer
(800) 343-4039

Astro-Med Reports Record Revenue and Improved Margins in Second-Quarter FY15;
Board of Directors Declares Regular Cash Dividend

• Net Sales of $22.4 Million, Up 30.1% From Prior Year
• Gross Margin Increases 260 Basis Points
• Operating Margin Increases 450 Basis Points
• Diluted EPS of $0.18, up from $0.09 in Prior Year

WEST WARWICK, RI – August 20, 2014 – Astro-Med, Inc. (NASDAQ: ALOT), a leading manufacturer of specialty high-tech printing systems and data acquisition products, today reported net sales of $22.4 million for the three months ended August 2, 2014, an increase of 30.1% from the same period a year earlier.  Net income for the three months ended August 2, 2014 was $1.4 million, or $0.18 per diluted share, compared with net income of $696,000, or $0.09 per diluted share, for the same period a year earlier.

For the six months ended August 2, 2014, Astro-Med reported net sales of $43.1 million, an increase of 32.0% over the prior year.  The Company reported net income of $2.6 million equal to $0.33 per diluted share.  During the Company’s six-month period of the prior year, net income on a GAAP basis was $247,000, equal to $0.03 per diluted share, which includes a reserve established to address a non-compliant component in a limited number of ToughWriter Printers.  The after tax cost was equal to $0.06 per diluted share.  Excluding the impact of the reserve, the Company’s net income on a non-GAAP basis was $670,000 equal to $0.09 per diluted share.

“We continued our strong growth momentum in fiscal 2015 with a solid second-quarter performance,” said Gregory A. Woods, the Company’s President and Chief Executive Officer.  “We reported record quarterly revenues of $22.4 million, with both of our segments reporting record sales.  We grew orders by 16.2% in Q2 and exited the quarter with a backlog of $14.7 million, up 4.6% from year end.  The success of our channel expansion program was evident in our top-line growth and in our further penetration of international markets.

“QLS product sales increased 25.1% in the second quarter to $15.3 million, aided by the continued strength of our Kiaro! Series of color label printers.  Our new wide format Kiaro! 200 printer is also opening up new market opportunities for large format applications and has been very well received by customers, who are impressed by the quality and performance of the product.

“Our Test & Measurement product group of ruggedized products and data acquisition systems grew 42.2% to $7.1 million in the quarter with solid contributions from our ruggedized printers and high-speed data acquisition systems, as well as our line of Miltope ruggedized aerospace printers.  The response to our expanding product line from Tier One aviation manufacturers and airline companies continues to be very positive.

“We are focusing on growing our top line both organically and through strategic add-on acquisitions,” added Woods.  “At the same time we are also working diligently to continue to improve our profitability.  Our Lean transformation is proceeding nicely, and we are beginning to see the results of our operational excellence efforts on our financial performance.”

Operating profit for the second quarter of fiscal 2015 increased to $2.2 million, or 9.7% of net sales, compared with $887,000, or 5.2% of net sales, for the same period of fiscal 2014.  The 450 basis point increase in margin reflects higher revenue, improved product mix and the ongoing success of Astro-Med’s Lean manufacturing initiatives.

At August 2, 2014, Astro-Med had cash and cash equivalents of $28.0 million, compared with $27.1 million at January 31, 2014.

Board of Directors Declares Regular Quarterly Dividend

On August 18, 2014, the Directors of Astro-Med, Inc. declared a regular quarterly cash dividend of $0.07 per share.  The dividend, which represents a cash dividend of $0.28 per share on an annualized basis, is payable October 3, 2014 to shareholders of record on September 12, 2014.

Q2 Fiscal 2015 Conference Call

The second quarter fiscal 2015 financial results conference call will be held today, Wednesday, August 20, 2014 at 9:00 a.m. EDT.  It will be broadcast in real time on the Internet through the “Investors” section of the Company’s website at www.Astro-MedInc.com.  You also may participate in the conference call by dialing 888-516-2438 (U.S. and Canada) or 719-457-2668 (International) with passcode 570873.  Following the live broadcast, an audio webcast of the call will be available on the Company’s website.  A conference call replay also will be available for seven days by dialing 888-203-1112 (U.S. and Canada) or 719-457-0820 (International) with passcode 8273326.

ASTRO-MED, INC.
Consolidated Statements of Operations In Thousands Except for Per Share Data
(Unaudited)

	Three-Months Ended		Six-Months Ended
	August 2, 2014	August 3, 2013	August 2, 2014	August 3, 2013

Net Sales	$22,366	$17,194	$43,140	$32,679
Cost of Sales	12,777	10,271	24,915	19,980
Product Replacement Related Costs	-	-	-	672

Gross Profit	9,589	6,923	18,225	12,027
	42.9%	40.3%	42.2%	36.8%
Operating Expenses:
Selling and Marketing	4,503	3,382	8,878	6,954
Research and Development	1,479	1,274	2,850	2,387
General and Administration	1,443	1,380	2,634	2,521
	7,425	6,036	14,362	11,862

Operating Income	2,164	887	3,863	165
	9.7%	5.2%	9.0%	0.5%

Other Income (Expense), Net	83	(25)	(38)	(62)

Income from Continuing Operations Before Taxes	2,247	862	3,825	103

Income Tax Provision for Continuing Operations	812	331	1,261	11

Income from Continuing Operations	1,435	531	2,564	92

Income from Discontinued Operations, Net of Taxes	-	165	-	155

Net Income	1,435	696	2,564	247

Earnings Per Share – Basic:
Net Income per share from Continuing Operations	$0.19	$0.07	$0.34	$0.01
Net Income per share from Discontinued Operations	-	0.02	-	0.02
Net Income per share - Basic	$0.19	$0.09	$0.34	$0.03

Earnings Per Share – Diluted:
Net Income per share from Continuing Operations	$0.18	$0.07	$0.33	$0.01
Net Income per share from Discontinued Operations	-	0.02	-	0.02
Net Income per share - Diluted	$0.18	$0.09	$0.33	$0.03

Weighted Avg Number of Common Shares - Basic	7,704	7,458	7,652	7,429
Weighted Avg Number of Common Shares - Diluted	7,916	7,655	7,883	7,617

Dividends Declared Per Common Share	$0.07	$0.07	$0.14	$0.14

Selected Balance Sheet Data
in Thousands
(Unaudited)

	As of	As of
	August 2, 2014	January 31, 2014
Cash & Marketable Securities	$28,007	$27,107
Current Assets	$66,557	$65,034
Total Assets	$79,058	$77,964
Current Liabilities	$8,617	$9,892
Shareholders’ Equity	$69,221	$66,614

Reconciliation of Non-GAAP Adjustments in Thousands
(Unaudited)

Reconciliation of Non-GAAP Adjustments in Thousands
(Unaudited)
	Three-Months Ended		Six-Months Ended
	August 2, 2014	August 3, 2013	August 2, 2014	August 3, 2013
GAAP based results as reported:

Net Income	$1,435	$696	$2,564	$247

Non-GAAP adjustments:
Product Replacement Costs	-	-	-	423
Non-GAAP Net Income	$1,435	$696	$2,564	$670

GAAP based results as reported:
EPS -diluted	$0.18	$0.09	$0.33	$0.03
Non-GAAP adjustments:
Product Replacement Costs	-	-	-	0.06
Non-GAAP EPS - diluted	$0.18	$0.09	$0.33	$0.09

About Astro-Med, Inc.

Astro-Med, Inc. is a leading manufacturer of specialty high tech printing systems and data acquisition systems.  Products include color label printers and consumables sold under the QuickLabel Systems brand as well as rugged printers for aerospace and defense applications and data acquisition products sold under the Astro-Med brand.  Astro-Med, Inc. is a member of the Russell Microcap® Index.  Additional information is available by visiting www.Astro-MedInc.com

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning future events and results.  These statements may include the use the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements.  Such forward-looking statements, including those concerning growth through acquisitions, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements.  These risks, uncertainties, and factors include, but are not limited to, those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2014 and subsequent filings Astro-Med makes with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

Use of Non-GAAP Financial Measure

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains the Non-GAAP financial measures, Non-GAAP net income and diluted EPS.  The Company believes that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of changes in the Company's core operating results, and also can help investors who wish to make comparisons between Astro-Med and other companies on both a GAAP and a non-GAAP basis.  Astro-Med’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors.  These measures are also used by the Company’s management to assist with their financial and operating decision making.

Source: Astro-Med, Inc.

Astro-Med, Inc.
Joseph P. O’Connell, 800-343-4039
Senior Vice President, Chief Financial Officer